EXHIBIT 23.1


     We consent to the incorporation by reference on Forms S-8 of Laminaire Corporation (formerly Thermo-Mizer Environmental Corp.) of our report dated April 13, 1998 appearing on Form 10-KSB of the company for the transition period ended December 31, 1997 and our report dated October 9, 1997 with respect to the Form 10-KSB for the year ended June 30, 1997.




EICHLER BERGSMAN & CO., LLP
Certified Public Accountants
New York, New York

November 24, 1998


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